Exhibit 99.1

Allied Nevada Drills 125 Meters of 0.7 g/t Gold and 158.0 g/t Silver (4.3 g/t Gold

Equivalent1) in the Vortex Zone at Hycroft

July 6, 2011 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-Amex: ANV) is pleased to announce recent drill results from the ongoing exploration program at its wholly owned Hycroft mine located near Winnemucca, Nevada. The results of infill drilling in the Vortex Zone continue to intercept intervals of mineralization at or above the average grade of the resource. Highlights from recent Vortex drilling include 125 meters grading 0.7 g/t Au2 and 158.0 g/t Ag2 (4.3 g/t AuEq2) and 22 meters grading 2.6 g/t Au and 219.8 g/t Ag (7.6 g/t AuEq). Drilling at Hycroft will continue through year end with five to six drill rigs.

“The infill drill program in the Vortex Zone continues to be successful with results indicating higher than average grades,” commented Dave Flint, Vice President of Exploration. “We have completed initial exploration tests on targets outside the current resource that indicate potential for resource expansion. Hycroft mineralization remains open to the north, south, west and at depth.”

	INTERVAL	FROM	TO	GRADE (g/t)
Hole ID	meters	meters	meters	Au	Ag	AuEq1,[3]	AuEq – ANV[2,3]
3834	38	284	322	0.6	18.2	1.0	0.9
and	47	334	382	1.0	19.9	1.5	1.4
and	22	474	496	2.6	219.8	7.6	6.4
3958	21	238	259	1.2	22.5	1.7	1.6
and	73	321	394	0.9	13.0	1.1	1.1
and	30	443	473	0.5	72.0	2.1	1.7
3959	81	125	206	0.6	27.1	1.2	1.0
and	125	384	509	0.7	158.0	4.3	3.5

For a full list of the assay results for the 2011 drill program and a current drill map showing the locations of current and planned holes, please go to our website at www.alliednevada.com.

Allied Nevada maintains a strict quality control program at all of its projects. Drill samples are gathered on-site and validated by Allied Nevada geologists to be shipped to ALS Chemex’s assaying laboratories in Reno, Nevada. Gold and silver analyses are conducted on 1-assay ton prepped samples with gold determined using industry standard fire assay methods with an atomic absorption finish. Gold over limits and silver are determined using fire assay with a gravimetric finish.

1	Gold Equivalent (AuEq) is calculated using a silver to gold ratio of 44.14:1 (using the June 28, 2011 London PM fix prices of $1,499 for gold and $33.96 for silver $1,499).
2	Au = gold, Ag = silver, AuEq = Gold Equivalent
3	“AuEq – ANV” is calculated using the silver to gold ratio of 57.14:1 which Allied Nevada uses when estimating resources (using and gold and silver prices of $800 and $14).

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding the results and indications of exploration drilling currently underway at Hycroft; the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades; and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

The technical contents of this news release have been prepared under the supervision of Donald A. Harris, a Certified Professional Geologist with American Institute of Professional Geologists (A.I.P.G.), #10819, who is Manager of Exploration, Hycroft for Allied Nevada Gold Corp. and is a Qualified Person as defined by National Instrument 43-101. For further information regarding the quality assurance program and the quality control measures applied, as well as other relevant technical information, please see the Hycroft Technical Report dated March 31, 2011, filed with SEDAR at www.sedar.com.

Cautionary Note to U.S. Investors -The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this website (or press release), such as “measured,” “indicated,” and “inferred” “resources,” which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from our website at http://www.sec.gov/edgar.shtml.

For further information on Allied Nevada, please contact:

Scott Caldwell President & CEO (775) 358-4455	Tracey Thom Vice President, Investor Relations (775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.